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Exhibit 99.3

*LETTER TO COMMON SHAREHOLDERS*
OFFER TO EXCHANGE
each Common Share
of
NABRIVA THERAPEUTICS AG
for
ten Ordinary Shares
of
NABRIVA THERAPEUTICS PLC

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS FOR TENDERS OF COMMON SHARES OF NABRIVA THERAPEUTICS AG WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME (11:00 P.M., AUSTRIA TIME), ON JUNE 23, 2017, UNLESS THE EXCHANGE OFFER IS EXTENDED OR EARLIER TERMINATED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE "EXCHANGE OFFER EXPIRATION DATE").

The Information Agent for the Exchange Offer is:

Georgeson LLC
1290 Avenue of the Americas, 9th Floor
New York, NY 10104
Banks and Brokers Call:
U.S.: 1-866-278-8941
International: 1-781-575-2137

May 19, 2017

Dear holders of Common Shares of Nabriva Therapeutics AG:

        Enclosed for your consideration are the following documents: (i) Exchange Offer Document, dated May 19, 2017 (the "Exchange Offer Document"), (ii) Offer to Exchange/Prospectus, dated May 19, 2017, (iii) the "Exchange Offer Tender Form" and (iv) the "Transfer Deed". These documents are being provided to you in connection with the exchange offer (the "Exchange Offer") by Nabriva Therapeutics plc, a public limited company organized under the laws of Ireland ("Nabriva Ireland"). The Exchange Offer is being made to all holders of common shares ("Nabriva AG Common Shares") of Nabriva Therapeutics AG ("Nabriva AG"), and to all holders of American depositary shares ("Nabriva AG ADSs"), of Nabriva AG, each representing one-tenth of a Nabriva AG Common Share.

        For every one Nabriva AG Common Share a holder validly tenders in the Exchange Offer, such holder will receive ten ordinary shares of Nabriva Ireland ("Nabriva Ireland Shares").

        Please note the following:

  1.
  Nabriva Ireland has appointed Computershare Trust Company, N.A. as the "Exchange Agent" and Georgeson LLC as the "Information Agent" for the Exchange Offer. Any questions you may have with respect to the ways in which Nabriva AG Common Shares may be tendered in the Exchange Offer to the Exchange Agent should be directed to the Information Agent at 1-866-278-8941 (U.S.) or 1-781-575-2137 (international).

  2.
  The Exchange Offer and withdrawal rights for tenders of Nabriva AG Common Shares will expire at 5:00 p.m., New York City time (11:00 p.m., Austria time), on June 23, 2017 (as such time and date may be extended, the "Exchange Offer Expiration Date"). If you wish to tender your Nabriva AG Common Shares in the Exchange Offer, your completed Exchange Offer Tender Form and the Transfer Deed and all other relevant documents must be received by the Exchange Agent or Nabriva Ireland, as applicable, by the Exchange Offer Expiration Date.

  3.
  The Exchange Offer is being made for all issued and outstanding Nabriva AG Common Shares. If you tender your Nabriva AG Common Shares in, and do not withdraw from, the Exchange Offer, you will receive ten Nabriva Ireland Shares for every one Nabriva AG Common Share validly tendered, not withdrawn as at the Exchange Offer Expiration Date and accepted for exchange by Nabriva Ireland.

  4.
  As described in more detail in the enclosed materials, in order to tender some or all of your Nabriva AG Common Shares in the Exchange Offer, you will need to: (i) complete the enclosed Exchange Offer Tender Form in accordance with the instructions printed on it, and return the Exchange Offer Tender Form by registered post to the Exchange Agent; (ii) complete the enclosed Transfer Deed in respect of the Nabriva AG Common Shares you are tendering and (iii) return item (ii) as instructed on such form.

  5.
  The Exchange Offer is conditioned upon satisfaction or waiver of the conditions set forth in the Exchange Offer Document under the caption "Details of Exchange Offer—Conditions to the Exchange Offer", including the condition that Nabriva AG Common Shares (including Nabriva AG Common Shares represented by Nabriva AG ADSs) corresponding to at least 90 percent of the total issued capital of Nabriva AG shall have been lawfully and validly tendered in the Exchange Offer, not withdrawn as at the Exchange Offer Expiration Date, and accepted for exchange by Nabriva Ireland.

  6.
  Upon effectiveness of the Exchange Offer, the share certificate representing the Nabriva AG Common Shares, which are currently held by Nabriva AG or a nominee on your behalf, will then be held on behalf of Nabriva Ireland.

If you have any questions regarding the Exchange Offer or any of the enclosed documents, please call Georgeson LLC, the Information Agent for this transaction, at 866-278-8941 (U.S.) or 1-781-575-2137 (international).

Very truly yours,
NABRIVA THERAPEUTICS PLC

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  Exhibit 99.3